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As filed with the Securities and Exchange Commission on May 4, 2015.

Registration No. 333-203352

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO.2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GAMCO Investors, Inc.
(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	13-4007862 (I.R.S. Employer Identification No.)

ONE CORPORATE CENTER
RYE, NEW YORK 10580
(914) 921-3700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

KEVIN HANDWERKER
GAMCO INVESTORS, INC.
ONE CORPORATE CENTER
RYE, NEW YORK 10580
(914) 921-3700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
MICHAEL L. ZUPPONE, ESQ.
PAUL HASTINGS LLP
75 EAST 55TH STREET
NEW YORK, NY 10022
(212) 318-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this Registration Statement as determined by the Registrant

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

 Explanatory Note

        This Amendment No. 2 to Form S-3 is being filed solely to include the Exhibit Index as page II-7 of the Registration Statement, which Exhibit Index was inadvertently omitted from Amendment No. 1 to the Form S-3. Amendment No. 2 to the Registration Statement does not modify any provision of the preliminary prospectus that forms a part of the Registration Statement. Accordingly such preliminary prospectus has not been included herein.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The registrant has agreed to pay all expenses of the offering. All the amounts shown are estimates, except for the SEC registration fee:

Amount Payable by the Registrant
Securities and Exchange Commission Registration Fee		$0
Accounting Fees and Expenses		*
Legal Fees		*
Printing and Engraving Expenses		*
Trustee, Registrar and Transfer Agent Fees and Expenses		*
Miscellaneous Expenses		*

Total	$	*

*
These fees and expenses are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

        GAMCO Investors, Inc.'s Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of GAMCO will be personally liable to GAMCO or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director's duty of loyalty to the GAMCO or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (unlawful payments of dividends or unlawful stock repurchases or redemptions); or (iv) for any transaction from which the director derived any improper personal benefit. The Certificate of Incorporation provides further that, to the fullest extent permitted by law, GAMCO shall indemnify and hold harmless and advance expenses to any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of GAMCO or any predecessor of GAMCO, or serves or served at any other enterprise as a director or officer at the request of GAMCO, any predecessor to GAMCO or any subsidiary or affiliate of GAMCO.

        Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the DGCL also provides that expenses (including attorneys' fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

        GAMCO Investors Inc.'s Amended and Restated Bylaws provide that GAMCO shall indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding because he or she is or was a director, officer, employee or agent of GAMCO or is or was serving at the request of GAMCO as a director or officer of another corporation, partnership or other enterprise, or as a trustee, fiduciary or administrator of any pension, profit sharing or other benefit plan for any of the Registrant's employees, against expenses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of GAMCO, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

Item 16.    List of Exhibits.

        The Exhibit Index appearing after the signature page to this Amendment No. 2 to Form S-3 is incorporated herein by reference.

Item 17.    Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in amount and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York on May 4, 2015.

GAMCO INVESTORS, INC.
By:	/s/ ROBERT S. ZUCCARO
	Name:	Robert S. Zuccaro
	Title:	Executive Vice-President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

* Mario J. Gabelli	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director	May 4, 2015
/s/ ROBERT S. ZUCCARO Robert S. Zuccaro	Executive Vice-President and Chief Financial Officer (Principal Financial Officer)	May 4, 2015
* Kieran Caterina	Co-Chief Accounting Officer (Co-Principal Accounting Officer)	May 4, 2015
* Diane M. LaPointe	Co-Chief Accounting Officer (Co-Principal Accounting Officer)	May 4, 2015
* Edwin L. Artzt	Director	May 4, 2015
* Raymond C. Avansino, Jr.	Director	May 4, 2015
* Richard L. Bready	Director	May 4, 2015

SIGNATURE		TITLE	DATE

* Marc Gabelli		Director	May 4, 2015
* Eugene R. McGrath		Director	May 4, 2015
* Robert S. Prather, Jr.		Director	May 4, 2015
* Elisa M. Wilson		Director	May 4, 2015
*By:	/s/ ROBERT S. ZUCCARO Robert S. Zuccaro Attorney-In-Fact

 EXHIBIT INDEX

Exhibit No.		Description of Exhibits
1.1		Form of Underwriting Agreement (to be filed on a subsequent Current Report on Form 8-K of GAMCO Investors, Inc., if applicable)
3.1
Restated Certificate of Incorporation of GAMCO Investors, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Form 8-K dated November 20, 2013 filed with the Securities and Exchange Commission on November 22, 2013)
3.2
Amended and Restated Bylaws of GAMCO Investors, Inc. (incorporated by reference to Exhibit 3.2 to the Company's Report on Form 8-K dated November 20, 2013 filed with the Securities and Exchange Commission on November 22, 2013)
4.1	*	Form of Senior Indenture between GAMCO Investors, Inc. and The Bank of New York Mellon), as Trustee (the "Senior Indenture")
4.2	*	Form of Subordinated Indenture between the Registrant and The Bank of New York Mellon, as Trustee (the "Subordinated Indenture")
4.3		Certificate of Designations relating to preferred stock (to be filed on a subsequent Current Report on Form 8-K of GAMCO Investors, Inc., if applicable)
4.4		Purchase Contract Agreement setting forth Stock Purchase Contracts and/or Stock Purchase Units (to be filed on a subsequent Current Report on Form 8-K of GAMCO Investors, Inc., if applicable)
5.1	*	Opinion of Paul Hastings LLP
12.1
Statement regarding computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 6, 2015)
23.1	*	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2	*	Consent of Paul Hastings LLP (included in Exhibit 5.1)
24.1	*	Powers of Attorney
25.1	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, under the Senior Indenture
25.2	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, under the Subordinated Indenture

*
Previously filed

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Explanatory Note
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. List of Exhibits.
  Item 17. Undertakings.
SIGNATURES
EXHIBIT INDEX